UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2016

COGINT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-757-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2016, Cogint, Inc. (the “Company”) entered into a definitive securities purchase agreement (the “Agreement”) with certain accredited investors (the “Purchasers”) set forth on the signature pages of the Agreement for the purchase and sale of an aggregate of 2,000,000 shares of the Company’s common stock in a registered direct offering for gross proceeds of $6.0 million. The purchase price to be paid by the Purchasers is $3.00 per share. Simultaneously, the Company conducted a private placement offering with the same Purchasers through which it will issue to the Purchasers, for no additional consideration, warrants to purchase an aggregate of 1,000,000 shares of common stock. The warrants have an exercise price of $3.75 per share and are exercisable beginning six months and one day from the date of issuance (the “Exercise Date”). The warrants expire five years from the Exercise Date. The Company agreed to file a registration statement registering the shares underlying the Purchasers’ warrants. The Agreement and the form of Purchasers’ warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Pursuant to an engagement letter dated November 22, 2016 (the “Placement Agent Agreement”) by and between the Company and Chardan Capital Markets, LLC (“Chardan Capital”), Chardan Capital agreed to act as the Company’s placement agent in connection with both the registered direct offering and the concurrent private placement. Pursuant to the Placement Agent Agreement, the Company agreed to pay Chardan Capital a cash fee equal to $250,000, as well as reimburse Chardan Capital for its expenses in connection with the offering in the amount of $15,000. In addition, the Company will grant Chardan Capital a warrant to purchase 100,000 shares of common stock. The warrants will have an exercise price of $5.00 per share and are exercisable on the Exercise Date. The warrants expire 24 months from the Exercise Date. The Company agreed to file a registration statement registering the shares underlying the warrants. The Placement Agent Agreement and the form of Chardan Capital warrant are filed as Exhibits 10.2 and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, are approximately $5.705 million, not including any proceeds received from the exercise of warrants. The registered direct offering and the concurrent private placement are expected to close on or before November 29, 2016, subject to customary closing conditions.

The 2,000,000 shares of common stock were sold, and will be issued, pursuant to the Prospectus Supplement, dated November 23, 2016, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-205614) filed with the Securities and Exchange Commission on July 21, 2015.

The warrants were sold, and will be issued, in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506 promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. As disclosed above, the Company has agreed to file a registration statement registering the shares underlying the warrants.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

The opinion delivered to the Company by Akerman LLP in connection with the sale of an aggregate of 2,000,000 shares of the Company’s common stock pursuant to the Agreement is being filed herewith in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 and is incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-205614).

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

4.1	Form of Purchasers’ warrant.

4.2	Form of Chardan Capital warrant.

5.1	Opinion of Akerman LLP.

10.1	Securities Purchase Agreement, dated as of November 23, 2016.

10.2	Placement Agent Agreement, dated as of November 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogint, Inc.

November 23, 2016	By:	/s/ Derek Dubner
	Name:	Derek Dubner
	Title:	CEO

Exhibit Index

Exhibit No.	Exhibit Description

4.1	Form of Purchasers’ warrant.

4.2	Form of Chardan Capital warrant.

5.1	Opinion of Akerman LLP.

10.1	Securities Purchase Agreement, dated as of November 23, 2016.

10.2	Placement Agent Agreement, dated as of November 22, 2016.

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